UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2014

ARI NETWORK SERVICES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	0-19608 (Commission File Number)	39-1388360 (IRS Employer Identification No.)

10850 W. Park Place, Suite 1200 Milwaukee, Wisconsin (Address of principal executive offices)	53224 (Zip Code)

Registrant’s telephone number, including area code:  (414) 973-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.

Results of Operations and Financial Condition.

As previously reported on the Current Report on Form 8-K filed on January 8, 2014, at the January 7, 2014 Annual Meeting of Shareholders of ARI Network Services, Inc. (the “Company”) the Company’s shareholders voted on, among other matters, an advisory proposal on the frequency of future advisory votes on executive compensation (the “Say on Frequency Vote”).  As previously disclosed in the original Form 8-K, the shareholders voted at the Annual Meeting to hold future advisory votes on executive compensation every three years, in accordance with the recommendation of the Company’s Board of Directors.  Based on the results of the Say on Frequency Vote and the previous recommendation of the Board, the Company has determined that it will include an advisory vote on executive compensation in the Company’s proxy materials once every three years, until such time as another advisory vote on the frequency of such non-binding advisory votes on executive compensation is held, in accordance with Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended.

Except for the foregoing, this Form 8-K/A does not modify or update any other disclosure contained in the original Form 8-K, and should be read in conjunction with the original Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 29, 2014

ARI NETWORK SERVICES, INC.

By:

/s/ William A. Nurthen

William A. Nurthen

Chief Financial Officer